EXHIBIT 99.1

U.S. Auto Parts to Acquire Whitney Automotive Group, One of the Nation's Largest, Most Trusted Online Auto Parts Retailers

CARSON, Calif., Aug 02, 2010 /PRNewswire via COMTEX News Network/ -- U.S. Auto Parts (Nasdaq: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today announced that it has signed a definitive Stock Purchase Agreement to acquire Whitney Automotive Group for the purchase price of $27.5mm and assumption of approximately $11mm in trade-related and other payables. Whitney Automotive Group is expected to have $110 - $120 million in revenues under U.S. Auto Parts ownership in 2010.

The Whitney Automotive Group, a 95 year old company best known for the JC Whitney brand, is part of a group of established brands that distribute aftermarket automotive parts primarily focused on the "Do It Yourself" customer in the automotive accessories aftermarket. Its brand portfolio includes Stylintrucks.com, Carparts.com, and Allbikesupershop.com which, along with JCWhitney.com, generate approximately 3mm monthly unique visitors.

"With this acquisition, U.S. Auto Parts adds one of the most recognizable consumer facing brands in the online auto parts market, which should increase our customer reach, provide product line expansion and enhance our distribution footprint," said U.S. Auto Parts' Chief Executive Officer Shane Evangelist. "And, most importantly, we will be adding very talented team members who can help U.S. Auto Parts take advantage of the favorable market conditions for the online auto parts market."

In addition to a leading presence in the accessories market, this acquisition also provides U.S. Auto Parts with product line expansion into ATVs, RVs and motorcycles, as well as deep product knowledge into niche segments like Jeep, VW and truck enthusiasts.

Whitney Automotive Group owns a $10mm state-of-the-art distribution center located in Illinois which holds approximately $15mm of owned inventory and was custom built for B2C distribution of auto parts. The acquisition would allow U.S. Auto Parts to complete a three-distribution center network, and thus should increase its distribution footprint and allow for 95% of customers in the US to receive parts within two days of purchase using ground or common carriage.

"This acquisition clearly demonstrates U.S. Auto Parts' commitment to the aftermarket accessories category and we look forward to working with our new suppliers," said Evangelist.
"We believe that the combination of Whitney's established brands and focus on the customer experience, coupled with U.S. Auto Parts' capacity to compete online, creates a huge opportunity for growth," said Whitney's Chief Executive Officer Tom West.

Closing of the acquisition is subject to certain conditions specified in the Stock Purchase Agreement and is anticipated to occur during August 2010. The Company has made a $1 million deposit into an escrow account; if the Company determines, for other than a breach of the Stock Purchase Agreement, that it does not wish to close the acquisition it will forfeit the deposit; otherwise, the deposit will be applied to the purchase price at closing . If the acquisition does not occur by certain dates, the purchase price may increase to a maximum of $29 million. The purchase price is also subject to adjustment based on a post-closing net working capital calculation.
U.S. Auto Parts expects the integration of the companies to be completed in 2011.

As announced previously, the company will report financial results for the second quarter ended July 3, 2010, on Monday, August 2, 2010, after market close, followed by a conference call scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time). Participating in the call will be Shane Evangelist, Chief Executive Officer and Ted Sanders, Chief Financial Officer. The acquisition will also be discussed on the call. Participants may access the call by dialing 1-877-941-8418 (domestic) or 1-480-629-9809 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company's website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through August 16, 2010. To access the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), passcode 4340251.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company's network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts' flagship websites are located at www.autopartswarehouse.com, www.partstrain.com and www.automd.com, and the Company's corporate website is located at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

About Whitney Automotive Group
Established in 1915, JC Whitney & Co. is one the largest direct marketer of name-brand automotive parts and accessories, providing "everything automotive" with more than 1 million automotive applications from the latest model year back to the 1920s. JC Whitney offers products for virtually any vehicle -- automobiles, trucks, motorcycles, and more -- through its comprehensive family of general and vehicle-specific catalogs and on the online at www.jcwhitney.com.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward-looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as ''anticipates,'' "could," ''expects,'' ''intends,'' ''plans,'' "potential," ''believes,'' "predicts," "projects," ''seeks,'' "estimates," "may,'' ''will,'' "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company's expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth, our liquidity requirements, and the status of our auction rate preferred securities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for the Company in connection with this acquisition include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of the acquisition; the successful integration of the acquisition; costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; availability and pricing of competing products and the resulting effects on sales and pricing of our products.

Important factors that may cause such a difference include, but are not limited to, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company's products; increases in commodity and component pricing that would increase the Company's per unit cost and reduce margins; the competitive and volatile environment in the Company's industry; the Company's ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company's ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company's ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company's business plans both domestically and internationally; the Company's cash needs; any changes in the search algorithms by leading Internet search companies; the Company's need to assess impairment of intangible assets and goodwill; and the Company's ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; any remediation costs or other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

    Contacts:

    Investor Relations:

    Ted Sanders, Chief Financial Officer
    U.S. Auto Parts Network, Inc.
    tsanders@usautoparts.com
    (310) 735-0085

    Budd Zuckerman, President
    Genesis Select Corporation
    bzuckerman@genesisselect.com
    (303) 415-0200

    Media Relations:

    Angela Jacobson, mWEBB Communications, (714) 454-8776, angela@mwebbcom.com
    Melanie Webber, mWEBB Communications, (424) 603-4340, melanie@mwebbcom.com